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                                                                EXHIBIT 99.1

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TIBCO Press Contact:                Talarian Press Contact:                      Investor Relations Contact:
Caroline Phillips                   Carolyn Robinson                             Michael Magaro
TIBCO Software Inc.                 Talarian Corporation                         TIBCO Software Inc.
(650) 846-5697                      (650) 965-8050 x125                          (650) 846-5428
caroline@tibco.com                  carolyn.robinson@talarian.com                mmagaro@tibco.com
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              TIBCO Software Inc. and Talarian Corporation Announce
                      Termination of HSR Act Waiting Period

Palo Alto and Los Altos, CA - April 1, 2002 - TIBCO Software Inc. (Nasdaq: TIBX) and Talarian Corporation (Nasdaq: TALR) jointly announced today the termination of the applicable waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976. The HSR Act prohibits the closing of certain mergers and acquisitions prior to the expiration or termination of any applicable waiting periods. The termination of the waiting period means that the companies may proceed with the necessary steps to close the acquisition of Talarian by TIBCO, subject to certain other closing conditions, including the approval of the acquisition by the stockholders of Talarian.

On Tuesday, April 23, 2002, Talarian will hold its annual meeting of stockholders to consider and vote upon, among other things, the merger agreement entered into between TIBCO and Talarian on January 4, 2002. The annual meeting will be held at the principal executive offices of Talarian located at 333 Distel Circle, Los Altos, California 94022. The record date for Talarian stockholders entitled to notice of, and to vote at, the annual meeting was March 14, 2002.


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Additional Information and Where You Can Find It

In connection with the proposed acquisition of Talarian by TIBCO, TIBCO filed with the Securities and Exchange Commission (the "SEC") on February 5, 2002, a registration statement on Form S-4, as amended on March 19, 2002, that included the preliminary proxy statement of Talarian and prospectus of TIBCO. TIBCO and Talarian mailed the definitive proxy statement/prospectus about the transaction to Talarian's stockholders on or about March 26, 2002. Both companies filed this proxy statement/prospectus with the SEC on March 22, 2002. Investors are advised to read the definitive proxy statement/prospectus, because it contains important information regarding the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by the companies at the SEC's web site at http://www.sec.gov. This and such other documents may also be obtained from TIBCO or Talarian by directing such requests to the companies.

Talarian and its officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Talarian with respect to the transactions contemplated by the agreement. Information regarding such officers and directors is included in the registration statement on Form S-4 described above and in Talarian's amended Annual Report on Form 10-K/A for the fiscal year ending September 30, 2001, filed with the Securities and Exchange Commission on January 28, 2002. These documents are available free of charge at the SEC's web site at http://www.sec.gov and from Talarian.

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Forward Looking Statements

This document contains forward-looking statements regarding TIBCO's and Talarian's business, customers, markets served and other factors including the impact of the products and technology to be acquired, that may affect future earnings or financial results. Our actual results could differ materially from those contained in such forward-looking statements. Reasons for why actual results could differ materially include if TIBCO is unable to successfully integrate and manage the acquired technology, operations and personnel. In addition, the success of any continued product introductions will be impacted by TIBCO's ability to compete. Further, the present and potential relationships of TIBCO and Talarian with their respective customers may be harmed by the acquisition. If the acquisition were to fail to close, Talarian's business, operations and financial condition, and its ability to retain its customers, suppliers and employees, could be materially and adversely affected. In addition, if TIBCO's planned allocation of the purchase price to the purchased assets changes materially from current expectations, the impact of the required charges could be material to TIBCO's future results of operations. Additional information concerning factors that could cause our respective actual results to differ materially from those contained in the forward-looking statements can be found in the definitive proxy statement/prospectus filed by TIBCO and Talarian with the SEC on March 22, 2002, including, without limitation, under the caption "Risk Factors." In addition, TIBCO's and Talarian's filings with the SEC, including but not limited to TIBCO's most recent reports on Forms 10-Q and 10-K filed with the SEC on October 5, 2001 and January 30, 2002, and Talarian's Forms 10-Q, 10-K/A and 10-K filed with the SEC on January 31, 2002, January 28, 2002 and December 21, 2001, respectively, also identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including limited independent operating history, history of losses, unpredictability of future revenue, dependence on a limited number of customers, TIBCO's relationship with Reuters Group PLC, rapid technological and market changes, risks associated with infrastructure software and volatility of stock price. Copies of filings made with the SEC are available through the SEC's electronic data gather analysis and retrieval system (EDGAR) at www.sec.gov. Neither TIBCO nor Talarian assumes any obligation to update the forward-looking statements included in this document.